UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2007

MEDICAL TECHNOLOGY AND INNOVATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	33-27610-A	65-2954561
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Fruitville Pike, Suite 200, Lancaster, PA 17601
(Address of principal executive offices)

(717) 390-3777
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
9   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
9   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
9   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Election of Director

On March 2, 2007 Jeremy Feakins, as the sole member of the Board of Directors, elected Theodore F. di Stefano to serve as a member of the Board of Directors. Information regarding Mr. di Stefano follows:

Theodore F. di Stefano. Since 2001 Mr. di Stefano has been engaged in the business of management consulting, as a Principal in Capital Source Partners. From 1992 to 2003, Mr. di Stefano was employed as Chief Executive Officer of Slater Health Center, which provided nursing and rehabilitation services. Mr. di Stefano was awarded a Masters in Business Administration by Boston University in 1966. In 1962 he was licensed as a certified public accountant by the State of Rhode Island. Mr. di Stefano is 69 years old.

Medical Technology has agreed to pay Mr. di Stefano $1,250 per month for his service on its Board of Directors. Medical Technology has also issued to Mr. di Stefano an option to purchase 150,000 common shares at $.50 per share.

In February 2007 Medical Technology engaged Mr. di Stefano to write an article to be published in E-Commerce Times describing the business model of Medical Technology’s subsidiary, itLinkz Corporation. Medical Technology issued 2,500 shares of common stock to Mr. di Stefano to compensate him for writing the article.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL TECHNOLOGY AND INNOVATIONS, INC.

Dated: March 5, 2007	By:	/s/ Jeremy Feakins
Jeremy Feakins
Chief Executive Officer